Exhibit 99.1

Contacts:

Jonathon E. Killmer	Maureen McGarrigle

Hypercom Corporation	Hypercom Corporation

602.504.5000	602.504.4802

jkillmer@hypercom.com	mmcgarrigle@hypercom.com

HYPERCOM CORPORATION ANNOUNCES
FOURTH-QUARTER AND FULL-YEAR 2001 RESULTS

Company Returns To Profitability in Fourth Quarter 2001; EBITDA In Line with Guidance

Highlights:

•	Achieved EBITDA of $0.17 per diluted share, which is within the guidance range of $0.15-$0.18

•	Achieved diluted earnings per share of $0.04, above analyst guidance

•	Added 100th Value Added Reseller/Independent Software Vendor to develop for ICE platform

•	Gained third EMVCo Level 2 accreditation for smart cards

•	Awarded 10,000 unit ICE™ contract by Merchant Services, Inc.

•	Selected by CVS drugstore/pharmacy chain to deliver ICE 6000 with value-added services

PHOENIX – February 14, 2002 – Hypercom Corporation (NYSE: HYC), the leading global supplier of electronic payment solutions, today announced financial results for the fourth quarter and year ended December 31, 2001.

         Hypercom achieved positive EBITDA (earnings before interest, taxes, depreciation and amortization) of $7.4 million, or $0.17 per diluted share for the December quarter, which met company-provided guidance of $0.15 — 0.18 per diluted share given in the third-quarter press release dated October 30, 2001. Positive EBITDA for the full year was $6.1 million, or $0.17 per diluted share.

         “We are definitely pleased with our results for the fourth quarter which not only shows the sequential bottom-line improvement we predicted, but also significant bottom line improvement over the company’s position in the year-ago period,” said Christopher S. Alexander, president and CEO, Hypercom Corporation. “While fourth-quarter sales were below our previously stated guidance of $80 million due to the company’s decision to receive product back from one of its customers for the purpose of providing additional features, we were still able to achieve our bottom-line results. Everyone at Hypercom has worked diligently for the past year to deliver these improved results.”

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Hypercom Reports December 31, 2001 Financial Results	Page 2

         For the quarter ended December 31, 2001, net revenue was $74.5 million compared to $84.5 million in the same period a year ago. Net income was $1.5 million, or $0.04 earnings per diluted share, for the quarter ended December 31, 2001. This compares to a net loss in the year-ago period of $4.2 million, or a $0.12 loss per diluted share.

         Net revenue for the year ended December 31, 2001 was $291.7 million compared to $327.6 million in the year ago period. The net loss was $20.0 million, or $0.54 loss per share for the year ended December 31, 2001. This compares to a net loss in the year-ago period of $31.0 million, or $0.91 loss per share.

Three-Part Strategy

         “A little over 16 months ago, we began our turnaround strategy to get Hypercom back on track,” said Alexander. “I can now say with confidence that we are a ‘turned around turnaround.’ We have been focused on a three-prong approach. The first prong is that we are constantly retooling our cost structure, looking at our application of resources to ensure that they are really appropriately applied. The second part of our strategy is to provide our customers compelling reasons to spend their money with us. We want to help them increase their revenue; preserve their revenue; or reduce their costs. Everything that we’re doing in our product development and releases to the marketplace in terms of features and functionality is designed to help our customers in one of these ways. The third point of our strategy is to leverage our core competencies and our assets into future growth platforms. And we’re doing that through our versatile ICE (Interactive Consumer Environment) product. Its versatility is giving us the opportunity to move into areas far beyond our traditional activities.”

Quarterly Highlights

         In the fourth quarter, the company announced several new customers that it had not sold to in the past, including the nationally recognized retail pharmacy chain, CVS Corporation. They will use the ICE 6000 terminal to combine several point-of-sale applications into a single device, saving costs and providing customers with a robust, easy-to-use, customer-activated system.

         In addition, the company’s ICE™ 5500 successfully passed all EMVCo level 2 smart card test scripts for its standard card payment terminal application. This achievement is in line

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Hypercom Reports December 31, 2001 Financial Results	Page 3

with the company’s goal of offering global support and interoperability of mainstream secure chip card technologies.

         In January, Hypercom conducted its 2nd annual North American VAR conference and, at the time, announced the addition of the 100th VAR, Praxall, Inc., to its partner program. Praxall introduced a service through Hypercom’s new Windows CE-based ICE 7000CE card payment terminal by which retailers can now offer electronic gift, cash and promotion/loyalty cards, and accept them for multi-channel payment through the Praxell Service.

Outlook

         For first quarter 2002, which is usually the weakest quarter of the year, the company anticipates revenues of approximately $70 million and a slight loss for the quarter, which should yield EBITDA of approximately $0.08 — $0.10 per share. To reiterate for full year 2002, the company expects revenues at or around $314 million, with net income of approximately $11 million, earnings per share of approximately $0.25 and an EBITDA in the range of $0.90 to $1.00 per share. This forward guidance is predicated on a stable worldwide economy, with no deep or lasting recession.

About the Conference Call

         Hypercom’s conference call to discuss financial results for the period ended December 31, 2001 will be held on Thursday, February 14, 2001 at 9 a.m. EST (7 a.m. Phoenix time) after this release has been distributed. The conference call will be simultaneously webcast at www.hypercom.com, Hypercom’s website, and will also be available approximately one hour after the call has concluded in the investor relations section under ‘audio archive.’ It will remain in the audio archive file for seven days.

About Hypercom (www.hypercom.com)

         Hypercom Corporation (NYSE: HYC) is the leading global provider of electronic payment solutions that add value at the point-of-sale for consumers, merchants and acquirers, and yield increased profitability for its customers. Hypercom’s products include secure web-enabled transaction terminals that work seamlessly with its networking equipment and software applications for e-commerce, m-commerce, smart cards and traditional payment applications.

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Hypercom Reports December 31, 2001 Financial Results	Page 4

         The company’s widely-accepted ePOS-infocommerce™ (epic) framework of consumer-activated, EMV-certified, touch-screen ICE (Interactive Consumer Environment) terminals enable acquirers and merchants to decrease costs, increase revenues and improve customer retention.

         Headquartered in Phoenix, Arizona, Hypercom is independently acknowledged as the leading provider of point-of-sale card payment terminals worldwide. Demand for Hypercom’s terminals surpassed one million units last year alone. Hypercom today maintains an installed base of more than 4 million terminals in over 100 countries which conduct over 10 billion transactions annually.

         Hypercom is a registered trademark of Hypercom Corporation. ePOS-infocommerce and ICE are trademarks of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.

Forward-Looking Statements

         This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Hypercom Corporation claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. In this press release, these include statements regarding our financial outlook for the first quarter and full year 2002.

         Forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of Hypercom to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Hypercom’s results and cause them to materially differ from those contained in the forward-looking statements include uncertainties relating to:

•	The company’s ability to improve product quality, security and reliability, and manufacturing processes, especially for new products and product extensions; market acceptance of products and services; its ability to increase gross margins and reduce expenses; increasing competition especially relative to market size and growth rates; economic conditions; industry and technological changes; the composition, timing and size of orders from major customers; inventory obsolescence; cannibalization of legacy products by new products; the possibility of asset write downs or increases in reserves; risks associated with international operations, including currency fluctuations.

•	Risk factors and cautionary statements made in Hypercom’s Annual Report on Form 10-K for the period ended December 31, 2000 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001.

•	Other factors that Hypercom is currently unable to identify or quantify, but may arise or become known in the future.

         In addition, the foregoing factors may affect generally Hypercom’s business, results of operations and financial position.

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Hypercom Reports December 31, 2001 Financial Results	Page 5

         Forward-looking statements speak only as of the date the statement was made. Hypercom does not undertake and specifically disclaims any obligation to update any forward-looking statements.

         Our statement regarding our industry leadership is derived from industry surveys of worldwide POS terminal shipments.

Consolidated balance sheet as of:	December 31, 2001	December 31, 2000

ASSETS

Cash, cash equivalents & short-term investment	$13,402	$15,118

Restricted cash	6,367	—

Accounts receivable, net	70,860	79,010

Net investment in direct financing leases	16,242	20,023

Inventories, net	62,411	70,358

Prepaid expenses and other current assets	43,645	35,040

Total current assets	212,927	219,549

Property, plant and equipment, net	37,964	42,164

Net investment in direct financing leases	24,761	42,102

Goodwill, net	29,636	31,785

Intangible assets, net	5,667	6,780

Other long-term assets	26,553	26,857

Total assets	$337,508	$369,237

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued liabilities	$54,319	$54,668

Current portion of long-term obligations	19,466	84,036

Other current liabilities	3,675	5,627

	77,460	144,331

Long-term obligations	48,679	16,759

Total liabilities	126,139	161,090

Stockholders’ equity	211,369	208,147

Total liabilities and stockholders’ equity	$337,508	$369,237

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Hypercom Reports December 31, 2001 Financial Results	Page 6

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

(thousands except per share data)

	Three months ended 12/31/01				Three months ended 12/31/00

	Core		Bank Related		Core		Bank Related
	Business	GEL	Costs	Total	Business	GEL	Costs	Total

Net revenue	$67,331	$7,193		$74,524	$77,058	$7,437		$84,495

Costs and expenses:

Costs of revenue	41,952	4,534		46,486	48,059	7,027		55,086

Research and development	6,803			6,803	9,448			9,448

Selling, general and administrative	15,984	2,570		18,554	22,379	2,850		25,229

Total costs and expenses	64,739	7,104	0	71,843	79,886	9,877	0	89,763

Income (loss) from operations	2,592	89	0	2,681	(2,828)	(2,440)	0	(5,268)

Interest income	727			727	681			681

Interest and other expense	(2,524)			(2,524)	(1,474)			(1,474)

Foreign currency gain (loss)	976			976	(574)			(574)

Income (loss) before income taxes	1,771	89	0	1,860	(4,195)	(2,440)	0	(6,635)

(Provision) benefit for income taxes	(354)	(18)		(372)	1,535	893		2,427

Net income (loss)	$1,417	$71	$0	$1,488	($2,660)	($1,547)	$0	($4,208)

Earnings (loss) per share:

Basic earnings (loss) per share	$0.04	$0.00		$0.04	($0.08)	($0.05)		($0.12)

Basic shares outstanding	39,793	39,793		39,793	34,293	34,293		34,293

Diluted earnings (loss) per share	$0.04	$0.00		$0.04	($0.08)	($0.05)		($0.12)

Diluted shares outstanding	42,367	42,367		42,367	34,293	34,293		34,293

EBITDA:

Income (loss) before income taxes	$1,771	$89		$1,860	($4,195)	($2,440)		($6,635)

Depreciation expense	2,080	303		2,383	2,609	128		2,737

Amortization expense	1,280	391		1,671	917	337		1,254

Foreign currency (gain) loss	(976)			(976)	574			574

Interest expense	1,704	759		2,463	874	1,545		2,419

EBITDA	$5,859	$1,542	$0	$7,401	$779	($430)	$0	$349

EBITDA per diluted share				$0.17				$0.01

Shares used for calculation of EBITDA per diluted share				42,367				34,293

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Hypercom Reports December 31, 2001 Financial Results	Page 7

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

(thousands except per share data)

	Twelve months ended 12/31/01				Twelve months ended 12/31/00

	Core		Bank Related		Core		Bank Related
	Business	GEL	Costs	Total	Business	GEL	Costs	Total

Net revenue	$263,139	$28,565		$291,704	$302,203	$25,357		$327,560

Costs and expenses:

Costs of revenue	168,684	24,889		193,573	193,464	18,692		212,156

Research and development	29,107			29,107	41,039			41,039

Selling, general and administrative	68,919	11,052		79,971	86,346	11,062		97,408

Total costs and expenses	266,710	35,941	0	302,651	320,849	29,754	0	350,603

Income (loss) from operations	(3,571)	(7,376)	0	(10,947)	(18,646)	(4,397)	0	(23,043)

Interest income	1,239			1,239	1,919			1,919

Interest and other expense	(9,077)		(2,992)	(12,069)	(4,752)			(4,752)

Foreign currency loss	(169)		(2,939)	(3,108)	(1,867)			(1,867)

Loss from investment in equity affiliate					(9,855)			(9,855)

Loss before income taxes	(11,578)	(7,376)	(5,931)	(24,885)	(14,555)	0	0	(14,555)

Income tax benefit	2,316	1,475	1,186	4,977	5,871	778		6,648

Net loss	($9,262)	($5,901)	($4,745)	($19,908)	($27,330)	($3,619)	$0	($30,950)

Earnings (loss) per share:

Basic earnings (loss) per share	($0.25)	($0.16)	($0.13)	($0.54)	($0.80)	($0.11)		($0.91)

Basic shares outstanding	36,643	36,643	36,643	36,643	34,184	34,184		34,184

Diluted earnings (loss) per share	($0.25)	($0.16)	($0.13)	($0.54)	($0.80)	($0.11)		($0.91)

Diluted shares outstanding	36,643	36,643	36,643	36,643	34,184	34,184		34,184

EBITDA:

Loss before income taxes	($11,578)	($7,376)	($5,931)	($24,885)	($33,201)	($4,397)		($37,598)

Depreciation expense	8,621	1,026		9,647	7,919	332		8,251

Amortization expense	4,534	1,564		6,098	3,521	1,467		4,988

Foreign currency loss	169		2,939	3,108	1,867			1,867

Interest expense	7,174	3,750	1,254	12,178	3,551	4,949		8,500

EBITDA	$8,920	($1,036)	($1,738)	$6,146	($16,343)	$2,351	$0	($13,992)

EBITDA per diluted share				$0.17				($0.41)

Shares used for calculation of EBITDA per diluted share				36,643				34,184

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